UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1 )

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to § 240.14a-12

Boston Private Financial Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

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BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

Ten Post Office Square

Boston, Massachusetts 02109

SUPPLEMENT TO THE NOTICE AND PROXY STATEMENT

for the

2014 ANNUAL MEETING OF SHAREHOLDERS

The 2014 Annual Meeting of Shareholders will be held on April 16, 2014 at 2:00 p.m., Eastern time, at Ten Post Office Square, 2nd Floor, Boston, Massachusetts 02109.

Dear Shareholder:

This supplement provides updated and amended information with respect to the 2014 Annual Meeting of Shareholders (the “Meeting”) of Boston Private Financial Holdings, Inc. (the “Company”). Except as amended or supplemented by the information contained in this supplement, all information set forth in the Notice of Annual Meeting and Proxy Statement dated March 7, 2014 (the “Proxy Statement”) remains accurate and should be considered in casting your vote by proxy or in person at the Meeting.

The purpose of this supplement is to revise the list of nominees for election to our Board of Directors as set forth in the Proxy Statement. On April 2, 2014, William J. Shea resigned from the Board of Directors of the Company. Accordingly, he will not stand for reelection at the Meeting.

The Board of Directors has not nominated a replacement for Mr. Shea for election at the Meeting. The Board may elect a director to fill the vacancy after the Company’s Annual Meeting of Shareholders if it identifies a candidate with the necessary skills, qualifications and experiences. The Board may elect a director to fill the vacancy after the Meeting if it identifies a candidate with the necessary skills, qualifications and experiences. A director elected by the Board will hold office until the next annual meeting of shareholders and until his or her successor is duly elected and qualified.

If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote. It is not necessary for you to re-vote your stock if you have already voted or to obtain a new proxy card if you have not yet voted. Proxy cards already returned by shareholders will remain valid and stock represented thereby will be voted at the Meeting in accordance with your instructions unless revoked.

This supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement, except that Mr. Shea will no longer be standing for election as a director. No votes received prior to or after the date of this supplement will be counted for the election of Mr. Shea to the Board of Directors.

If you have already voted and would like to change your vote on any matter, you may revoke your proxy any time before the polls close by submitting a later dated vote by telephone, Internet, or mail, or by delivering instruments to the Corporate Secretary before the Meeting or appearing in person at the Meeting and specifically withdrawing any previously voted proxy.

The Proxy Statement is available at www.edocumentview.com/bpfh. This document is also available free of charge by calling the Company’s toll-free number (888) 666-1363 or by contacting the Company’s investor relations department by email at investor-relations@bostonprivate.com

Sincerely,

Clayton G. Deutsch

Chief Executive Officer and President

April 4, 2014

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the 2014 Annual Meeting of Shareholders, please vote in order to ensure the presence of a quorum.